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(Logo of KPMG Peat Marwick LLP appears here)
         150 Fayetteville Street Mall
         Suite 1200
         Post Office Box 29543
         Raleigh, NC 27626-0543

                     INDEPENDENT AUDITORS' CONSENT

The Board of Directors
CCB Financial Corporation

We consent to the use of our report dated January 23, 1996 included in CCB Financial Corporation's Form 10-K for the year ended December 31, 1995 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus for the acquisition of Salem Trust Bank.

Our report refers to the fact that on January 1, 1994, CCB Financial Corporation adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and on January 1, 1993, CCB Financial Corporation adopted the provisions of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and SFAS No. 109, "Accounting for Income Taxes."


                              (Signature of KPMG Peat Marwick LLP appears here)

                                       KPMG PEAT MARWICK LLP


Raleigh, North Carolina
September 16, 1996